Exhibit 23.1

INDEPENDENT  AUDITORS'  CONSENT


We consent to the incorporation by reference in the registration statement on Form S-8 (Registration No. 333-16939) of our report dated February 18, 2004 relating to our audit of the financial statements of Clean Diesel Technologies, Inc. included in the 2003 annual report on Form 10-K.



Eisner LLP
New York, New York
March 24, 2004




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